SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2014

Oxford City Football Club, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 2, 2014, we filed a Current Report on Form 8-K to disclose entering into a Stock Purchase Agreement with Academy of Healing Arts, Massage & Facial Skin, Inc., Anjo of Skyline, Inc., and Angela K. Artemik, described in Item 1.01 to that report. This Amendment is filed to provide the required financial statements of the businesses acquired and pro forma financial information.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2014, Oxford City Football Club, Inc., a Florida corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Academy of Healing Arts, Massage & Facial Skin, Inc., a Florida corporation (“AHA”), Anjo of Skyline, Inc., a Florida corporation (“AOS”) and Angela K. Artemik (“Artemik”), the sole owner of AHA and AOS.

Pursuant to the terms of the Purchase Agreement, the Company agreed to acquire 49% of all of the issued and outstanding shares of AHA and all of the issued and outstanding shares of AOS in exchange for $149,079 and the issuance of 387,214 shares of the Company’s common stock to Artemik.

Notwithstanding any provision of this Purchase Agreement to the contrary, the parties acknowledge and agree that the Company shall not have any power or authority to control the management or operations of AHA upon acquisition of 49% of all of the issued and outstanding shares of AHA.

Further under the Purchase Agreement, in the event that The Accrediting Commission of Career Schools and Colleges (“ACCSC”) has approved AHA’s Application for a Change of Ownership–Part I, Notification and Filing Requirements and AHA has received formal notification from ACCSC approving the transfer of accreditation, the Company has the option to acquire the remaining 51% interest in AHA. In order to exercise its option, which it may do in its sole discretion, the Company would be required to pay Artemik an additional $200,000 and 612,786 shares of the Company’s common stock.

As a result of the Purchase Agreement, the Company became a minority owner of AHA, with an option for the remaining interest as described above, and the sole owner of AOS. The Purchase Agreement contains customary representations, warranties and conditions to closing.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

AHA operates the Academy of Palm Beach (“Academy”) located at 3141 South Military Trail, Lake Worth, FL. The Academy has established itself as a reputable establishment in the field of health, beauty, and wellbeing, and continues to strive for excellence and professionalism in massage therapy, facial skin care, beauty therapy, and nail technology. A broad range of educational courses, seminars, and subjects are presented with the understanding of both Eastern and Western philosophy and methods. The Academy is licensed by the State Board of Independent Post-secondary Vocational, Technical, Trade, and Business Schools, as a school of massage therapy and facial skin care.

AOS holds real property located at 3141 South Military Trail, Lake Worth, FL.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the completion of acquisition of assets is incorporated by reference into this Item 2.01.

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SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sales of equity securities is incorporated by reference into this Item 3.02.

The issuance of the shares is exempt from registration in reliance upon Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

To the extent the financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K are determined to be required to be filed, they will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information.

To the extent the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K is determined to be required to be filed, it will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase Agreement, dated May 27, 2014*
99.1	Pro Forma Financial Information for Academy of Healing Arts, Massage & Facial Skin, Inc.
99.2	Audited and Unaudited Financial Information for Academy of Healing Arts, Massage & Facial Skin, Inc.
99.3	Audited and Unaudited Financial Information for Anjo of Skyline, Inc.

*previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero

Thomas Guerriero

Chief Executive Officer

Date: August 11, 2014

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